Exhibit 5.2

Harney Westwood & Riegels LP Craigmuir Chambers, PO Box 71 Road Town, Tortola VG1110 British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547

26 August 2024

philip.graham@harneys.com

063740.0001-PRG-GYW

GigCapital7 Corp.

Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman

KY1-1002

Cayman Islands

Dear Sir or Madam

GigCapital7 Corp. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-1 to be filed with the Securities and Exchange Commission (the Commission) on or about the date of this opinion (the Registration Statement), relating to the registration under the United States Securities Act of 1933, as amended (the Securities Act), in connection with registration of an initial public offering by the Company, of:

A.

25,000,000 units (the Units), each Unit consisting of one Class A ordinary share and one redeemable warrant (each such Class A ordinary share issued as part of the Units and the Option Units and issued upon exercise of the Warrants (each as defined below) included in the Units and the Option Units an Ordinary Share and together, the Ordinary Shares), and one warrant to purchase one Ordinary Share (the Warrants);

B.

up to 3,750,000 units (the Option Units), which may be issued upon exercise of an option granted to the underwriters to cover over-allotments, if any, exercisable for a period of 45 days after the closing of the offering;

C.	all Ordinary Shares and all Warrants issued as part of the Units and the Option Units; and

D.	all Ordinary Shares that may be issued upon exercise of the Warrants included in the Units and the Option Units,

in each case under the United States Securities Act of 1933, as amended (the Securities Act) and pursuant to the terms of the Registration Statement (as defined in Schedule 1). In this opinion Companies Act means the Companies Act (2023 Revision) of the Cayman Islands.

We are furnishing this opinion as Exhibit 5.2 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

Harney Westwood & Riegels LP Craigmuir Chambers, PO Box 71 Road Town, Tortola VG1110 British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547

In giving this opinion, we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2

Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company is US$22,100 divided into (a) 200,000,000 Class A Ordinary Shares of nominal or par value US$0.0001 each, (b) 20,000,000 Class B Ordinary Shares of nominal or par value of US$0.0001 each, and (c) 1,000,000 Preference shares of nominal or par value US$0.0001 each of such class or series (however designated) as the board of directors of the Company may determine in accordance with the M&A.

3

Valid Issuance of Shares. The Shares to be issued by the Company as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Resolutions (as defined in Schedule 1), and when the name of the shareholder is entered in the register of members of the Company, the Shares will be validly issued, allotted and fully paid and there will be no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such Shares.

4

Cayman Islands Law. The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings, “Taxation”, “Legal Matters” and “Enforceability of Civil Liabilities” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

Harney Westwood & Riegels LP Craigmuir Chambers, PO Box 71 Road Town, Tortola VG1110 British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels LP

Harney Westwood & Riegels LP Craigmuir Chambers, PO Box 71 Road Town, Tortola VG1110 British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547

SCHEDULE 1

List of Documents and Records Examined

1	the Certificate of Incorporation and Memorandum and Articles of Association of the Company (the M&A) dated 8 May 2024.

2	a Certificate of Incumbency in respect of the Company, issued by Harneys Fiduciary (Cayman) Limited on 2 August 2024, as Registered Office Provider to the Company.

3	a Certificate of Good Standing in respect of the Company issued by the Registrar of Companies dated 2 August 2024.

4	the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands via the Court’s Digital System from the incorporation date of the Company to 14 August 2024.

5	a copy of the written resolutions of the directors of the Company dated 14 August 2024 (the Resolutions);

copies of 1 to 5 above have been provided to us by the Company’s registered office in the Cayman Islands (together the Corporate Documents)

6	a certificate provided by a director of the Company confirming certain matters to us which are relevant to our opinion; and

7	the Registration Statement,

the Corporate Documents and the Registration Statement are collectively referred to in this opinion as the Documents.

Harney Westwood & Riegels LP Craigmuir Chambers, PO Box 71 Road Town, Tortola VG1110 British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547

SCHEDULE 2

Assumptions

1

Validity under Foreign Laws. That (i) all formalities required under any applicable laws (other than the laws of the Cayman Islands) have been complied with; and (ii) no other matters arising under any foreign law will affect the views expressed in this opinion.

2

Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

Harney Westwood & Riegels LP Craigmuir Chambers, PO Box 71 Road Town, Tortola VG1110 British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547

SCHEDULE 3

Qualifications

1

Non-assessable. The term non-assessable means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

2	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

3

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act (as revised) of the Cayman Islands (the Companies Act) have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

4	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2024 Revision).